Exhibit 10.7

FULL-RECOURSE PROMISSORY NOTE

$60,724.40

Bellevue, Washington

Dated: March 23, 2004

For value received, the undersigned promises to pay HouseValues, Inc., a Washington corporation (the “Company”), at its principal office the principal sum of $60,724.40, together with interest from the date hereof on the unpaid principal balance, upon the terms and conditions specified below.

1. Term. Unless earlier payment is required by the terms herein, the principal balance of this Note, together with interest accrued and unpaid to date, shall be due and payable on the earlier of (a) the fourth anniversary of the date of this Note, or (b) a Liquidity Event. A “Liquidity Event” shall mean the consummation of an acquisition of the Company by merger, consolidation or otherwise, the consummation of a sale of all or substantially all of the Company’s assets, or the Company’s initial public offering of securities registered under the Securities Act of 1933, as amended.

2. Rate of Interest. Interest shall accrue under this Note on the unpaid principal balance at a rate equal to the higher of (a) 8% per annum and (b) the rate necessary to avoid imputation of interest for federal income tax purposes, such interest compounded annually.

3. Prepayment. Principal and interest are payable in lawful money of the United States of America. Amounts due under this Note may be prepaid at any time without interest or penalty.

4. Events of Payment Acceleration. The entire unpaid principal sum and unpaid interest under this Note shall become immediately due and payable if

(a) the undersigned fails to pay when due the principal balance and accrued interest on this Note and the continuation of such default for more than 30 days;

(b) the undersigned becomes insolvent, begins an act of bankruptcy, executes a general assignment for the benefit of creditors, or files a petition in bankruptcy or a petition for relief (or such petition is filed against the undersigned)

under the provisions of the federal bankruptcy act or another state or federal law for the relief of debtors and such petition continues without dismissal for a period of 90 days or more; or

(c) the undersigned breaches any terms of this Note or the Separation Agreement and Release, Pledge and Security Agreement, or Confidential Information, Inventions, Nonsolicitation and Noncompetition Amendment Agreement executed in connection with this Note.

5. Collection. Should suit be commenced to collect any sums due under this Note, such sum as a court may deem reasonable shall be added hereto as attorneys’ fees. The makers and endorsers have severally waived presentment for payment, protest, notice of protest and notice of nonpayment of this Note.

6. Security. This Note, which is full recourse, is secured by a pledge of certain shares of common stock of the Company and is subject to the terms of the Pledge and Security Agreement between the undersigned and the Company of even date herewith. The undersigned, however, shall remain personally liable for payment of this Note, and assets of the undersigned, in addition to the collateral under the Pledge and Security Agreement, may be applied to the satisfaction of the undersigned’s obligations hereunder.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

/s/ Robert Schulze
Signature

Robert Schulze

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